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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                         -----------------------------

                                   Form 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934


                                January 2, 2001
                         -----------------------------
                           Date of Report (Date of
                           earliest event reported)


                              PUGET ENERGY, INC.
         ------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


       Washington                      1-16305                  91-1969407
----------------------------     ---------------------     --------------------
(State or Other Jurisdiction     (Commission File No.)         (IRS Employer
    of Incorporation)                                       Identification No.)


               411--108th Avenue N.E., Bellevue, WA  98004-5515
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       (Address of Principal Executive Offices)              (Zip Code)

                                (425) 454-6363
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             (Registrant's Telephone Number, Including Area Code)

                                      None
      ------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)
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Item 5.   Other Events

     On October 23, 2000, Puget Energy, Inc.'s board of directors declared a dividend of one preferred share purchase right for each outstanding share of our common stock. The dividend was paid on December 29, 2000 to our shareholder of record on that date. In addition, our board of directors authorized the issuance of one preferred share purchase right for each additional share of common stock that becomes outstanding between December 29, 2000 and the earliest of:

  . the distribution date, which is the earliest of: (1) the close of business on the tenth business day after a public announcement that a person has acquired beneficial ownership of 10% or more of our outstanding shares of common stock; and (2) a date that our board of directors designates following the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer for outstanding shares of common stock which could result in the offeror becoming the beneficial owner of 10% or more of our outstanding shares of common stock;

  .  the date on which the rights expire, December 21, 2010; and

  .  the date, if any, on which we redeem the preferred share purchase rights.

     Each preferred share purchase right entitles its registered holder to purchase from us one one-hundredth of a share of our Series R Participating Cumulative Preferred Stock, at a price of $65 per one one-hundredth of a preferred share, subject to adjustment as described below. The description and terms of the preferred share purchase rights are set forth in a Rights Agreement we executed with Mellon Investor Services LLC, as Rights Agent. A copy of the Rights Agreement is attached as Exhibit 2.1 to our Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 2, 2001.

     Until the distribution date, the preferred share purchase rights will be evidenced by the certificates for the shares of common stock registered in the names of the holders, rather than by separate certificates. Therefore, until the distribution date, or earlier redemption or expiration of the preferred share purchase rights, the preferred share purchase rights will be transferred with and only with the shares of common stock.

     As soon as possible after the distribution date, separate certificates evidencing the preferred share purchase right will be mailed to holders of record of the shares of common stock as of the close of business on the distribution date [and to each initial

                                                                          PAGE 1
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record holder of certain shares of common stock originally issued after the distribution date.] These separate certificates alone will evidence the preferred share purchase rights from that time forward.

     The preferred share purchase rights are not exercisable until the distribution date and will expire on December 21, 2010, unless we redeem or exchange them prior to expiration, as described below.

     To preserve the economic value of the preferred share purchase rights, the number of preferred shares or other securities issuable upon exercise of a preferred share purchase right, the purchase price, the redemption price and the number of preferred share purchase rights associated with each outstanding common share are all subject to adjustment by our board of directors. Our board of directors may make adjustments in the event of any change in the common or preferred shares, including, for example, changes associated with stock dividends or stock splits, recapitalization, mergers or consolidations, split-ups, split-offs or spin-offs, or distributions of cash, assets, options, warrants, indebtedness or suscription rights to holders of common or preferred shares.

     If a person acquires beneficial ownership of 10% or more of our outstanding shares of common stock, the preferred share purchase rights will entitle each right holder, other than a beneficial owner of 10% or more of our outstanding shares of common stock, or any affiliate or associate of that person, to purchase, for the purchase price, the number of shares of common stock which at the time of the transaction would have a market value of twice the purchase price.

     Any preferred share purchase rights that are at any time beneficially owned by a beneficial owner of 10% or more of our outstanding shares of common stock, or any affiliate or associate of that person, will be null and void and nontransferable. Furthermore, any holder of any preferred share purchase rights who beneficially owns more than 10% of our shares of common stock, any affiliate or associate of that person, or any purported transferee or subsequent holder, will be unable to exercise or transfer their preferred share purchase rights.

     After a person becomes the beneficial owner of 10% or more of our outstanding shares of common stock, our board of directors may elect to exchange each preferred share purchase right, other than those that have become null and void and nontransferable as described above, for shares of common stock, without payment of the purchase price. The exchange rate in this situation would be one-half of the number of shares of common stock that would otherwise be issuable at that time upon the exercise of one preferred share purchase right.

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     Each of the following events would entitle each holder of a preferred share purchase right to purchase, for the purchase price, that number of shares of common stock of another publicly traded corporation which at the time of the event would have a market value of twice the purchase price:

  . the acquisition of Puget Energy in a merger by that publicly traded corporation;

  . a business combination between Puget Energy and that publicly traded corporation; or

  . the sale, lease, exchange or transfer of 50% or more of our assets or assets accounting for 50% or more of our net income or revenues, in one or more transactions, to that publicly traded corporation.

     If any one of these events involved an entity that is not publicly traded, each holder of a preferred share purchase right would be entitled to purchase, for the purchase price and at such holder's option:

  . that number of shares of the surviving corporation in the transaction, whether the surviving corporation is Puget Energy or the other corporation, which at the time of the transaction would have a book value of twice the purchase price;

  . that number of shares of the ultimate parent entity of the surviving corporation which at the time of the transaction would have a book value of twice the purchase price; or

  . that number of shares of common stock of the acquiring entity's affiliate which has publicly traded shares of common stock, if any, which at the time of the transaction would have a market value of twice the purchase price.

     At any time prior to any person acquiring beneficial ownership of 10% or more of our outstanding shares of common stock, our board of directors may redeem the preferred share purchase rights in whole, but not in part. The redemption price of $.01 per preferred share purchase right, subject to adjustment as provided in the Rights Agreement, may be in cash, shares of common stock or other Puget Energy securities deemed by the board of directors to be at least equivalent in value.

     At any time prior to the distribution date, we may, without the approval of any holder of the preferred share purchase rights, supplement or amend any provision of the Rights Agreement, including the date on which the distribution date would occur, the time during which the preferred share purchase rights may be redeemed and the terms of the preferred shares.

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     The preferred shares issuable upon exercise of the preferred share purchase rights have the following characteristics:

  .  they are not redeemable;

  . the holders of preferred shares will be entitled to a preferential quarterly dividend payment equal to the greater of (a) $.01 per share and
     (b) 100 times the dividend declared per common share, if any;

  . the holders of preferred shares will be entitled to a preferential payment per share of all accrued and unpaid dividends and distributions per share, plus 100 times the distribution to be made per common share in the event of Onyx's voluntary or involuntary dissolution, liquidation or winding up;

  . the holders of preferred shares will be entitled to 100 votes per share, voting together with the shares of common stock; and

  . the holders of preferred shares will be entitled to receive, per share, 100 times the amount received per common share, in the event of any merger, business combination, consolidation or other transaction in which the shares of common stock are exchanged.

     Because of the nature of the preferred shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in a preferred share issuable upon exercise of each preferred share purchase right should approximate the value of one common share. Customary antidilution provisions are designed to protect that relationship in the event of certain changes in the common and preferred shares.

     We may, but are not required to, issue fractional shares which are an integral multiple of one one-hundredth of a preferred share upon the exercise of preferred share purchase rights. In lieu of fractional shares, we may utilize a depository arrangement as provided by the terms of the preferred shares. In the case of fractions other than one one-hundredth of a preferred share or integral multiples thereof, we may make a cash payment based on the market price of such shares.

     Until a preferred share purchase right is exercised, the holder of such right will have no rights as a Puget Energy shareholder, including, without limitation, the right to vote or receive dividends.

     The preferred share purchase rights have certain antitakeover effects and will cause substantial dilution to a person that attempts to acquire Puget Energy on terms not approved by our board of directors. The preferred share purchase rights should

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not affect any prospective offeror willing to make an all-cash offer at a full and fair price, or willing to negotiate with our board of directors. Similarly, the preferred share purchase rights will not interfere with any merger or other business combination approved by our board of directors since the board of directors may, at its option, redeem all, but not less than all, of the then outstanding preferred share purchase rights at the redemption price.

     This summary of the preferred share purchase rights is not complete and is qualified in its entirety by reference to the Rights Agreement, which is filed as an exhibit to our Registration Statement on Form 8-A filed January 2, 2001 and is incorporated into this document by reference. A copy of the Rights Agreement is also available from Puget Energy free of charge.

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Item 7.   Exhibits

4.1 Rights Agreement, dated as of December 21, 2000, between Puget Energy, Inc. and Mellon Investor Services LLC, incorporated herein by reference to
     Exhibit 2.1 to the Company's Registration Statement on Form 8-A, filed January 2, 2001.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        PUGET ENERGY, INC.


Dated:  January 10, 2001                By   /s/ James W. Eldredge
                                          ---------------------------------
                                             JAMES W. ELDREDGE
                                             Corporate Secretary

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                                 EXHIBIT INDEX


Exhibit Number        Description
--------------        -----------

    4.1 Rights Agreement, dated as of December 21, 2000, between Puget Energy, Inc. and Mellon Investor Services LLC, incorporated herein by reference to Exhibit 2.1 to the Company's Registration Statement on Form 8-A, filed January 2, 2001.

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